UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

Discover Card Master Trust I

(Exact name of issuing entity as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	000-23108 033-54804	51-0020270
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Discover Bank 12 Reads Way New Castle, Delaware		19720
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 6, 2012, the commencement of the Accumulation Periods for certain series of Discover Card Master Trust I certificates was delayed, pursuant the terms of the Second Amended and Restated Pooling and Servicing Agreement, dated as of June 4, 2010, as amended by the First Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 18, 2011 (the “Pooling and Servicing Agreement”), by and between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, and the applicable series supplements thereto.

Series 2005-4, Subseries 2. The commencement of the Accumulation Period for Series 2005-4, Subseries 2 was delayed until the first day of the Due Period related to the October 2012 Distribution Date.

Series 2006-2, Subseries 3. The commencement of the Accumulation Period for Series 2006-2, Subseries 3 was delayed until the first day of the Due Period related to the November 2012 Distribution Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor of Discover Card Master Trust I)

Date: February 6, 2012	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer